Exhibit 10.2

FOURTH LEASE MODIFICATION AGREEMENT

       FOURTH LEASE MODIFICATION AGREEMENT (this “Agreement”) dated as of the 7th day of February, 2013 between SLG 220 News Owner LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York (hereinafter referred to as “Landlord”) and Value Line, Inc., a New York corporation, having an office at 220 East 42nd Street, New York, New York (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

       WHEREAS, Landlord's predecessor in interest, Twenty Two East Limited Partnership, as landlord, and Tenant, as tenant, entered into that certain lease agreement (the “Lease”) dated as of June 4, 1993 covering a portion of the fifth (5th) floor and the entire sixth (6th) floor as more particularly described in said lease agreement (the “Original Premises”) in the building known as 220 East 42nd Street, New York, New York (the “Building”) under the terms and conditions contained therein, as amended by that certain: (i) Settlement Agreement dated as of December 2, 1994, (ii) Second Settlement Agreement dated as of September 13, 1996, (iii) Amendment to Lease dated as of September 14, 2000 whereby Tenant surrendered a portion of the fifth (5th) floor space, (iv) Surrender Agreement dated as of January 19, 2006 whereby Tenant surrendered the remaining fifth (5th) floor space; and (v) Third Lease Modification Agreement dated as of April 23, 2007 whereby Tenant extended the term of said lease agreement (said lease agreement, as so modified, is hereinafter referred to as the “Lease” and the premises demised thereunder, i.e., the entire 6th floor is hereinafter referred to as the “Premises”) for a term scheduled to expire on May 31, 2013 (the “Expiration Date”); and

       WHEREAS, Tenant wishes to extend the term of the Lease for the Premises, as modified by this Agreement, for an additional term of three (3) months (the “Extended Term”) to commence as of June 1, 2013 (the “Extended Term Commencement Date”) and to expire on September 15, 2013 (the “Extended Term Expiration Date”); and

       WHEREAS, subject to and in accordance with the terms, covenants and conditions of this Agreement, Landlord has agreed to permit Tenant to extend the term of the Lease and to otherwise modify the Lease for the period of the Extended Term; and

       WHEREAS, Tenant and Landlord wish to modify the Lease as set forth below.

       NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

       1. Term.

       The term of the Lease shall be extended under the same terms, covenants and conditions contained in the Lease, except to the extent specifically modified by this Agreement, for the period of the Extended Term so that the term of the Lease shall expire on the Extended Term Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law.

       2. Condition of Premises.

       The parties acknowledge that Tenant is currently in occupancy of the Premises, has inspected the same and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises as of the Extended Term Commencement Date in its then "as is" broom clean condition.  Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for continued occupancy and use by Tenant.

       3. Fixed Rent for the Premises.

       (a) Tenant shall pay Fixed Rent for the Premises (excluding electricity charges) from the Extended Term Commencement Date through the Extended Term Expiration Date at the rate of Three Million Seven Hundred One Thousand Five Hundred Fifty Six and 00/100 ($3,701,556.00) Dollars per annum ($308,463.00 per month) for the period from June 1, 2013 through September 15, 2013.

       (b) In addition to the payment of Fixed Rent as hereinabove provided, Tenant shall continue to pay Additional Rent and other charges for the Premises as originally provided for in the Lease, provided however, that as of the Extended Term Commencement Date: (i) for purposes of Article 42A(i) of the Lease, the term "Premises Area" shall be deemed to mean 67,301 square feet; and (ii) for purposes of Article 42 of the Lease, Tenant shall not be obligated to pay Additional Rent in respect of Tenant's Proportionate Share of Taxes and Operating Expenses, provided however, that Tenant shall remain obligated to pay Additional Rent for Tenant's Proportionate Share of Taxes and Operating Expenses prior to the Extended Term Commencement Date in accordance with the provisions of Article 42 of the Lease notwithstanding anything contained herein to the contrary.

       4. Electricity.

       Tenant acknowledges and agrees that electric service shall continue to be supplied to the Premises as of the Extended Term Commencement Date in accordance with the provisions of Article 46 of the Lease.

       5. Successors and Assigns.

       This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

       6. Entire Agreement.

       The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto.  All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein.  Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to the Premises except as specifically set forth in this Agreement.  Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement.  Landlord shall not be liable or bound in any manner by any oral or written statement, broker's "set-up"," representation, agreement or information pertaining to the Premises or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

       7. Effectiveness.

       This Agreement shall not be binding upon Landlord and Tenant until executed and delivered by both Landlord and Tenant.

       8. Ratification.

       Tenant acknowledges and agrees that the Lease has not been modified and remains in full force and effect, Landlord has not waived any requirement of the Lease, Landlord is not in breach of the Lease and Tenant has no claim for any failure of Landlord to perform its obligations under the Lease.

       9. No Brokers/Indemnification.

       Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than SL Green Leasing LLC and CB Richard Ellis, Inc. (collectively, the “Brokers”), and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Agreement or the negotiation thereof.

       10. Miscellaneous.

       (a) The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement.

       (b) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

       (c) Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

       (d) If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

       IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

SLG 220 NEWS OWNER LLC, as Landlord

	By:	/s/ Steven Durels
Name: Steven Durels
Title: Executive Vice President
Witness:

/s/ Larry Swiger
Name: Larry Swiger
Title: Senior Vice President

VALUE LINE, INC., as Tenant

	By:	/s/ Howard A. Brecher
Name: Howard A. Brecher
Title: President

Witness:

/s/ Lena Kempe
Name: Lena Kempe
Title: Secretary

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